UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 27, 2016 (Date of earliest event reported)

Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 324-A, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

(561) 997-7775 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 27, 2016, Banyan Rail Services Inc. (the “Company”) entered into a Demand Note and Loan Agreement (the “Note”) with Boca Equity Partners LLC (“BEP”) providing for draws of up to $250,000. Loans under the Note bear interest at an annual rate of 10% and outstanding principal and interest are due on demand. On July 28, the Company drew $75,000 on the Note to fund working capital requirements. Gary O. Marino, the Company’s chairman of the board, is the chairman, president, and chief executive officer of BEP. Mr. Marino and directors Donald S. Denbo and Paul S. Dennis also hold membership interests in BEP.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Demand Note and Loan Agreement, dated July 27, 2016, by and between Banyan Rail Services Inc. and Boca Equity Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ Christopher J. Hubbert
Name: Title:	Christopher J. Hubbert Secretary

Dated August 1, 2016